CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-69327 on Form N-6 of our report dated April 13, 2022, relating to the financial statements of the individual separate accounts which comprise Union Security Insurance Company Variable Account C appearing on Form N-VPFS for the year ended December 31, 2021. We also consent to the reference to us under the heading "Experts” in the statement of additional information, which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
April 21, 2022